EXHIBIT 10(s) - MATERIAL CONTRACTS

                           SEVENTH AMENDMENT TO THE
                   NATIONAL WESTERN LIFE INSURANCE COMPANY
                   NON-QUALIFIED DEFERRED COMPENSATION PLAN


     This Seventh Amendment to the National Western Life Insurance Company Non-Qualified Deferred Compensation Plan (the "Plan") is hereby made effective as of August 7, 1998, the effective date of the Sixth Amendment to the Plan.

WITNESSETH

     WHEREAS, the Plan was originally established effective January 1, 1991;

     WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at any time;

     WHEREAS, Section 5.4 of the Plan was previously amended by the Sixth Amendment to the Plan;

     WHEREAS, the Company desires to clarify the application of Section 5.4 of the Plan; and

     WHEREAS, the Committee (as such term is defined by the Plan) has determined that the clarification of Section 5.4 of the Plan as set forth below is consistent with the originally intended amendments to such Section by the Sixth Amendment to the Plan;

     NOW, THEREFORE, the provisions to the Plan are hereby clarified as follows:
1. Section 5.4 of the Plan, Form of Payment, is hereby clarified and restated to read as follows:

          "A Participant may elect to receive the Participant's benefit in the form of a single lump sum payment. Alternatively, a Participant may elect to receive the Participant"s benefit in the form of annual installments. In either case, for such election to be effective, such election must be made at least thirteen (13) months prior to the date the Participant first becomes entitled to receive the Participant's benefit hereunder. If a Participant does not choose a method of payment, or fails to elect the payment option prior to the beginning of the thirteen (13) month period described above, payment shall be made on the annual installment basis over an installment period of five (5) years.

          Under the annual installment payment option, the installment payment period shall not exceed ten (10) years. Each annual installment payment shall equal the Participant's Account Balance divided by the number of annual installment payments remaining to be paid in the annual installment payment period chosen by the Participant (or the default installment period, if applicable).

          Except as provided in Section 5.3, a Beneficiary entitled to payment shall receive his or her benefit in the form of a single lump payment."


Approved by the Board of Directors 10/20/00